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                                                                      EXHIBIT 21


                  VERIZON COMMUNICATIONS INC. AND SUBSIDIARIES

            Principal Subsidiaries of Registrant at December 31, 2000


Name                                              Jurisdiction of Organization
--------------------------------                  ----------------------------
Verizon California Inc.                              California

Verizon Delaware Inc.                                Delaware

Verizon Florida Inc.                                 Florida

Verizon Hawaii Inc.                                  Hawaii

Verizon Maryland Inc.                                Maryland

Verizon New England Inc.                             New York

Verizon New Jersey Inc.                              New Jersey

Verizon New York Inc.                                New York

Verizon North Inc.                                   Wisconsin

Verizon Northwest Inc.                               Washington

Verizon Pennsylvania Inc.                            Pennsylvania

Verizon South Inc.                                   Virginia

GTE Southwest Incorporated                           Delaware
   (d/b/a Verizon Southwest)

Verizon Virginia Inc.                                Virginia

Verizon Washington, DC Inc.                          New York

Verizon West Virginia Inc.                           West Virginia

Cellco Partnership                                   Delaware
   (d/b/a Verizon Wireless)

Grupo Iusacell, S.A. de C.V.                         Mexico

Verizon Capital Corp.                                Delaware

Verizon Global Funding Corp.                         Delaware

Verizon International Holdings Ltd.                  Bermuda